SUBORDINATION AGREEMENT

RECITALS:

A.  Micron Solutions, Inc., a  corporation duly organized and validly existing under the laws of the state of Delaware having a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 (hereinafter called the “Obligor”) is indebted to ___________________ (hereinafter called the “Subordinated Creditor”) in the original principal amount of $_______________.00 as evidenced by a Subordinated Promissory Note dated ___________,  2019 (as amended, the “Subordinated Note”); and

B.  The Obligor and the Subordinated Creditor have requested Rockland Trust Company (hereinafter called the “Bank”) to continue to grant financial accommodations to the Obligor’s wholly-owned subsidiary, Micron Products Inc., a Massachusetts corporation (“Micron Products”), and the Bank has indicated that it is unwilling to do so unless the Obligor and the Subordinated Creditor shall join in this Subordination Agreement (this “Agreement”) and the Subordinated Creditor shall subordinate, to the extent and in the manner hereinafter set forth, the Subordinated Debt to all Bank Debt (each as defined below).

NOW, THEREFORE, in consideration of the premises and as an inducement to the Bank to continue to grant financial accommodations to Micron Products, and in consideration of the granting thereof, the Obligor and the Subordinated Creditor represent and warrant to and covenant and agree with and for the benefit of the Bank as follows:

1.Definitions.  For purposes hereof the following terms shall have the meanings set forth below:

Bank Debt means all Indebtedness of the Obligor and/or Micron Products to the Bank including, without limitation, all Indebtedness under or relating to the Credit and Security Agreement, dated as of December 29, 2017 (as amended from time to time, the “Credit Agreement”), between Micron Products and the Bank, the other Loan Documents (as defined in the Credit Agreement)  (including the General Continuing Guaranty of the Obligor in favor of the Bank dated as of December 29, 2017), or otherwise.

Borrower Insolvency means any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization or restructuring, whether by judicial proceedings or otherwise, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements, including any proceeding under the Federal Bankruptcy Code or any similar law of any other jurisdiction, involving the Obligor or Micron Products or any of their respective properties or the readjustment of the respective liabilities of the Obligor or any such other person or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of the Obligor or any such other person.

Bank Event of Default means a Default or Event of Default (as defined in any agreement or instrument evidencing, governing or issued in connection with the Bank Debt, including, without limitation, the Credit Agreement.

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Indebtedness means all indebtedness to the person specified, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not known or contemplated at the date of this Agreement.  Such terms include, without limitation, all principal and interest (whether such interest accrues or is payable before, during or after a Borrower Insolvency, or otherwise), all fees, expenses, indemnities, collection costs and other amounts related to any such indebtedness and, in each case, includes all extensions, renewals and refinancing of any such indebtedness.

Payment in Full means, with respect to the Bank Debt, (a) the payment in full in cash of all of the Bank Debt, and (b) evidence that any commitment to extend credit by the Bank to Micron Products has terminated or has expired.

Subordinated Debt means all Indebtedness of the Obligor to the Subordinated Creditor, including, without limitation, the Indebtedness evidenced by the Subordinated Note.

2.Subordination

(a)  Subordination.  To the extent and in the manner provided in this Agreement,  the payment of any Subordinated Debt is and shall be expressly subordinated and junior in right of payment to the prior Payment in Full of all Bank Debt, and the Subordinated Debt is hereby subordinated as a claim against the Obligor, any of its subsidiaries, including Micron Products, or any of their respective assets to the prior Payment in Full of the Bank Debt,  in each case whether such claim be (i) in the ordinary course of business, (ii) in the event of any Borrower Insolvency, or (iii) otherwise.

(b)  Prohibited Payments, Transfers, Liens.  The Obligor shall not grant and the Subordinated Creditor shall not accept or seek to create any security interest or liens to or in any property or assets of the Obligor or any of its subsidiaries, including Micron Products.  Except as permitted by Section 2(c) below, the Obligor shall not directly or indirectly, make any payment (whether principal, interest, in cash, securities or any other medium, by conversion, exchange or otherwise) on account of or transfer any collateral for any part of the Subordinated Debt.  The Subordinated Creditor shall not demand or accept from the Obligor or any other person any such payment or collateral, nor cancel, set off or otherwise discharge any part of the Subordinated Debt; and neither the Obligor nor the Subordinated Creditor shall otherwise take or permit any action prejudicial to or inconsistent with the Bank’s senior priority position over the Subordinated Creditor and the Subordinated Debt created by this Agreement.

(c)  Permitted Payments.    Until Payment in Full of the Bank Debt, the Obligor shall not be entitled to (i) pay the Subordinated Creditor and the Subordinated Creditor shall not be entitled to receive any payments in respect of the Subordinated Debt, including under the Subordinated Note or (ii) exercise any right of subrogation or similar right; provided,  however, so long as no Bank Event of Default has occurred and is continuing and no Bank Event of Default will occur as a result of or immediately following any such payment: (x) the Obligor may pay and the Holder may receive regularly scheduled

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quarterly payments of interest in accordance with the terms of the Subordinated Note as in effect on the date hereof: (y) the Obligor may pay and the Holder may receive the outstanding principal amount of the Subordinated Note, and all accrued and unpaid interest thereon, on the Maturity Date (as defined in the Subordinated Note), provided,  however, that immediately prior to and after giving effect to any such payment on the Maturity Date, Micron Products shall have Availability (as defined in the Credit Agreement) of no less than $750,000: and (z) with Bank’s prior written consent, which  consent may  be given or withheld in Bank’s sole discretion, the Obligor may pay and the Holder may receive any portion of the outstanding principal amount  of the Subordinated Note and any portion of  accrued and unpaid interest thereon.

(d)  No Revisions, Prepayment or Acceleration.  No terms or conditions of the Subordinated Debt, including the Subordinated Note, shall be amended or modified and no payments in respect of the Subordinated Debt, including under the Subordinated Note, shall be prepaid or accelerated without the Bank’s prior written consent, which consent may be given or withheld in the Bank’s sole discretion.

3.Payment in Full.  If, after Payment in Full of the Bank Debt, the Obligor again becomes indebted to the Bank, the provisions of this Agreement shall apply to such new Bank Debt.

4.Restrictive Legend.    The Obligor and the Subordinated Creditor shall make appropriate notations in their books and records to show the subordinate character of the Subordinated Debt.  The Subordinated Note shall conspicuously recite on its face that:

"THIS INSTRUMENT AND THE OBLIGATIONS AND RIGHTS OF THE PARTIES HERETO ARE SUBJECT TO AND LIMITED BY THE TERMS OF A SUBORDINATION AGREEMENT FOR THE BENEFIT OF ROCKLAND TRUST COMPANY (“SENIOR LENDER”), ITS SUCCESSORS AND ASSIGNS."

5.Restrictions on Remedies.  Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Subordinated Note, in any agreement or instrument relating hereto, or any applicable law,  the Subordinated Creditor shall not, without the Bank’s prior written consent, exercise any right or remedy otherwise available to such Subordinated Creditor (including, without limitation, to accelerate the maturity of, or institute proceedings or take any other action to enforce, any Subordinated Debt).  Without limiting the generality of the foregoing sentence, the Subordinated Creditor shall not, without the Bank’s prior written consent, commence or join with any other creditor of the Obligor in commencing any Borrower Insolvency.

6.Borrower Insolvency.

(a)In the event of any Borrower Insolvency, until Payment in Full of the Bank Debt, all Bank Debt shall first be paid before any payment is made on account of any Subordinated Debt.  In any proceedings relating to a Borrower Insolvency any payment or distribution of any kind or character, whether in cash or property or securities, which may

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be payable to or deliverable in respect of any such Subordinated Debt shall be paid or delivered directly to the Bank for application to payment of the Bank Debt unless and until the Payment in Full of the Bank Debt.

(b)In any proceedings with respect to a Borrower Insolvency commenced by any person, the Subordinated Creditor hereby irrevocably authorizes the Bank:

(i)To enforce claims comprising Subordinated Debt either in its own name or the name of the Subordinated Creditor, as the Subordinated Creditor’s attorney in fact, by proof of debt, proof of claim, suit or otherwise;

(ii)To collect any assets of the Obligor distributed, divided or applied by way of dividend or payment, or any such securities issued, on account of Subordinated Debt and apply the same, or the proceeds of any realization upon the same that the Bank in its discretion elects to effect, to Bank Debt until the Payment In Full of the Bank Debt;

(iii)To vote claims comprising Subordinated Debt, to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(iv)To take generally any action in connection with any such proceeding which the Subordinated Creditor might otherwise take, either in the Bank’s own name or as the Subordinated Creditor’s attorney-in-fact.

The Obligor hereby irrevocably makes, constitutes and appoints the Bank as the Obligor’s true and lawful attorney, with power to exercise the Bank’s rights in this Section 6.  The appointment of the Bank as the Obligor’s attorney set forth above, being coupled with an interest, is irrevocable.

7.Payments Held in Trust.  Should any payment of or distribution on account of or any collateral for any part of the Subordinated Debt be received by the Subordinated Creditor in contravention of this Agreement, such payment, distribution or collateral shall be held in trust and be delivered forthwith to the Bank by the recipient for application to or as collateral for Bank Debt, in the form received except for the addition of any endorsement or assignment necessary to effect transfer of all rights therein to the Bank.  The Bank is irrevocably authorized to supply any required endorsement or assignment which may have been omitted and to convert any such property to cash.  Until so delivered any such payment, distribution or collateral shall be held by the recipient in trust for the Bank and shall not be commingled with other funds or property of the recipient.

8.No Other Subordination.  No part of the Subordinated Debt is evidenced by any instrument, security or other writing which has not previously been or is not concurrently being deposited with the Bank.  The Subordinated Creditor is the lawful owner of the Subordinated Debt and no part thereof has been assigned to or subordinated or subjected to any other claim or security interest in favor of anyone other than the Bank.  The Obligor shall not issue any instrument, security or other writing evidencing any part of the Subordinated Debt except at the request of and

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in the manner requested by the Bank and the Subordinated Creditor shall not assign or subordinate any part of the Subordinated Debt except to or in favor of the Bank.

9.Bank’s Remedies; Certain Waivers.  The Bank is hereby authorized to demand specific performance of this Agreement, whether or not the Obligor shall have complied with the provisions hereof applicable to it.  The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Bank.  The Subordinated Creditor further waives presentment, notice and protest in connection with all negotiable instruments evidencing Bank Debt or Subordinated Debt to which they may be parties, notice of the acceptance of this Agreement by the Bank, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Agreement, any Bank Debt or any Subordinated Debt; assents to any renewal, extension or postponement of the time of payment of Bank Debt or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon; and agrees to the provisions of any instrument, security or other writing evidencing Bank Debt.

10.Modifications to Bank Debt.  The Bank may at any time and from time to time without the consent of or notice to the Subordinated Creditor, without incurring liability to the Subordinated Creditor and without impairing or releasing the obligations of the Subordinated Creditor under this Agreement, add or release any obligor responsible for payment of, add or release collateral securing, change the manner or place of payment of, increase the principal amount of, increase the interest rate applicable to, extend the time of payment of, or renew or alter any of the terms of the Bank Debt, or otherwise amend, renew, modify, supplement, or replace in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Bank Debt.  The Subordinated Creditor waives all notice or rights of approval with respect to any of the same.

11.No Contest.  The Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Bank Debt, the related loan documents, or the liens and security interests of the Bank in the collateral securing the Bank Debt.  In the event that the Subordinated Creditor at any time obtains a lien on or security interest in the assets of the Obligor or Micron Products through any mechanism, by way of subrogation or otherwise, such additional liens and debts shall likewise be subordinated to the liens an security interests securing the Bank Debt.

12.Further Assurances.  The Obligor and the Subordinated Creditor shall execute and deliver to the Bank such further instruments and shall take such further action as the Bank may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

13.Event of Default.  If any representation or warranty by the Obligor or the Subordinated Creditor herein contained shall prove to have been materially false when made or in the event of a breach by the Obligor or by the Subordinated Creditor in the performance of any of the terms hereof, the same shall constitute an event of default with respect to all Bank Debt and

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the Bank may, at its option, declare all or any part of the Bank Debt to be forthwith due and payable, without presentment, demand, protest, or notice of any kind, notwithstanding any time or credit otherwise allowed.

14.No Reliance upon Bank.

(a)The Subordinated Creditor hereby acknowledges to the Bank that the Subordinated Creditor is fully aware of the Obligor’s  and Micron Product’s financial condition and affairs, is entering into this Agreement based solely upon the Subordinated Creditor’s own independent investigation of the Obligor and Micron Products and is not relying upon any information from or statement by the Bank concerning the Obligor and Micron Products, their condition or affairs.  The Subordinated Creditor assumes full responsibility for obtaining any information concerning the Obligor and Micron Products,  their condition and affairs which the Subordinated Creditor may deem material to any financial accommodation made or to be made by the Subordinated Creditor to the Obligor or to the Subordinated Creditor’s obligations hereunder and the Subordinated Creditor is not relying upon the Bank for any information which the Bank may have now or may acquire hereafter concerning any such matter.

(b)The rights granted to the Bank hereunder are solely for its protection and nothing herein contained shall impose on the Bank any duties with respect to any property of the Obligor or the Subordinated Creditor received hereunder beyond reasonable care in its custody and preservation while in the Bank’s possession.  The Bank shall have no duty to preserve rights against prior parties in any instrument or chattel paper received hereunder.

15.Governing Law.  The validity of this Agreement and the construction, interpretation, and enforcement of this Agreement, and the rights of the parties, as well as all claims, controversies or disputes arising under or related to this Agreement will be determined under, governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles.

16.Venue.  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT MAY BE TRIED AND LITIGATED IN THE COMMONWEALTH OF MASSACHUSETTS AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE DISTRICT OF MASSACHUSETTS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE BANK’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE BANK ELECTS TO BRING SUCH ACTION OR WHERE SUCH OTHER PROPERTY MAY BE FOUND. THE OBLIGOR, THE SUBORDINATED CREDITOR AND THE BANK WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 16.

17.  Waiver of Jury Trial.  THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES HERETO, AND SUCH PARTIES HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH OF THE PARTIES HERETO FURTHER REPRESENT THAT EACH HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT EACH OF BORROWER AND LENDER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

18.Transfers; Binding Effect.

(a)The Subordinated Creditor will not sell, assign, transfer or otherwise dispose of any Subordinated Debt.

(b)This Agreement is solely for the benefit of and shall be binding upon the Senior Creditor and the Subordinated Creditors and their successors or assigns, and neither the Borrower nor any other Person has any right, benefit, priority or interest under or by reason of this Agreement.

(c)Promptly upon the request of the Bank, the Subordinated Creditor shall enter into a new, substitute agreement with any new lender or lenders (or an agent of such lender or lenders) providing any refinancing of the Bank Debt; provided that any such new, substitute agreement shall be in a form, and contain such terms and conditions substantially the same as in this Agreement or as otherwise reasonably requested by the lender or lenders (or an agent for such lender or lenders) providing such refinancing.

19.Costs and Expenses.  The Subordinated Creditor shall pay to the Bank immediately on demand all costs and expenses, including attorneys’ fees, incurred by the Bank in enforcing its rights hereunder.

20.Notices.  All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the address for such party set forth below each party's name on the signature pages of this Agreement or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand will be deemed given or made as follows: (a) if sent by hand delivery or overnight courier, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; (c) if sent by telecopy, upon receipt; and (d) if sent by electronic mail, upon sender's receipt of an acknowledgment from the intended recipient (such as by "return receipt requested" function, as available, return email or other written acknowledgment).

21.Duration.  The obligations of the Obligor and the Subordinated Creditor under this Agreement shall remain in full force and effect until the Payment in Full of the Bank Debt.

22.Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

[This space intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this ____ day of ______,  2019.

OBLIGOR:

MICRON SOLUTIONS, INC.

________________________________By:___________________________________

Witness      Name: William B. Laursen

                 Title: President and Chief Executive Officer

                 Duly Authorized

Address for Obligor:

Micron Solutions, Inc.

25 Sawyer Passway

Fitchburg, Massachusetts 01420

Attention: _______________________

Fax No.: ________________________

Email: __________________________

SUBORDINATED CREDITOR

______________________________

______________________________

Name:

______________________________

Name:

Address for Subordinated Creditor:

____________________________

____________________________

____________________________

Attention: _______________________

Fax No.: ________________________

Email: __________________________

ROCKLAND TRUST COMPANY

By:______________________________

     Name:

     Title:

Address for Bank:

120 Liberty Street

Brockton, Massachusetts 02301

Attention: Thomas Meehan, Relationship
Manager

Fax No.: 508-732-7627

Email: Thomas.Meehan@RocklandTrust.com

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